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                               EXHIBIT 10-26
                                                                Composite Copy
                                                              Thru 1st Amendment





                                   TEXAS GAS

                           SUPPLEMENTAL BENEFIT PLAN





                                                                 Effective as of
                                                                 October 1, 1976
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                                   TEXAS GAS

                           SUPPLEMENTAL BENEFIT PLAN


         WHEREAS, Texas Gas Transmission Corporation, a Delaware corporation (the "Corporation"), has adopted the Texas Gas Retirement Plan, which was amended and restated in its entirety effective October 1, 1976 (the "Retirement Plan"), and

         WHEREAS, pursuant to the terms of the Retirement Plan, the benefits of certain employees of the Corporation will be reduced because of the provisions of Section 415 of the Internal Revenue Code, and

         WHEREAS, the Corporation desires to provide a supplemental benefit to such persons in the amount of the reduction of benefits under the Retirement Plan, and

         WHEREAS, the Board of Directors of the Corporation has approved the adoption of this Plan for such purpose.

         NOW, THEREFORE, the Corporation hereby adopts the following Plan:


                                   ARTICLE I

                            PURPOSE AND DEFINITIONS


         1.1 Purpose of Supplemental Plan. The purpose of this Supplemental Plan is to provide supplemental benefits to employees whose benefits under the Retirement Plan are reduced because of the application of
Section 415 of the Internal Revenue Code of 1954, as amended (the "Code"), such supplemental benefits to be equal to the reduction of benefits under the Retirement Plan.

         1.2     Definitions.

                 (a)      Supplemental Benefit - The benefit described in
Section 3.1.

                 (b) Supplemental Plan - The Texas Gas Supplemental Benefit Plan provided for herein, as it may be amended from time to time.

                 (c) Other Definitions - All definitions in the Retirement Plan, when used herein, shall have the meaning given in the Retirement Plan, unless the context requires, or specifically provides, otherwise.





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                                   ARTICLE II

                                 PARTICIPATION


         2.1 Eligible Employees. Each employee of the Corporation who is a Member of the Retirement Plan after September 30, 1976, shall participate in this Supplemental Plan to the extent of the benefits stated herein; provided that, if he is employed partially by the Corporation and partially by another Employer who has adopted the Retirement Plan, such person shall not fully participate herein unless his Employer has agreed to bear its proportionate share of the cost of this Supplemental Plan with respect to its Employees.

         2.2 Termination of Participation. An Employee's participation under this Supplemental Plan shall terminate coincident with the termination of his Membership under the Retirement Plan.





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                                  ARTICLE III

                             Supplemental Benefits


         3.1 Amount of Supplemental Benefits. The Member shall receive a Supplemental Benefit under this Supplemental Plan in an amount equal to the difference, if any, between (a) his standard form of Monthly Retirement Income computed under Articles IV or V of the Retirement Plan, as the case may be, and
(b) his standard form of Monthly Retirement Income computed under such Articles IV or V of the Retirement Plan, reduced as provided in Sections 16.11 through
16.13 of the Retirement Plan.

         3.2 Payment of Supplemental Benefit. The Supplemental Benefit shall be distributed to the Member as a monthly income commencing on his actual retirement date and continuing for 120 months certain and for his lifetime thereafter and shall be the Actuarial Equivalent of the Supplemental Benefit determined under the provisions of Section 3.1. In the event the Supplemental Benefit is not paid to a Member because of his death, such benefit shall be payable to the same Beneficiary, Contingent Beneficiary, or Spouse receiving his Monthly Retirement Income or Death Benefit under the Retirement Plan.

         3.3 Source of Supplemental Benefit. The Supplemental Benefit shall be paid exclusively from the general assets of the Corporation and no Member or other person shall have any right or claim to the payment of a Supplemental Benefit which in any manner whatsoever is superior to or different from the right or claim of a general and unsecured creditor of the Corporation.





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                                   ARTICLE IV

                      ADMINISTRATION OF SUPPLEMENTAL PLAN


         4.1 Duties and Powers of Retirement Board. The Retirement Board appointed pursuant to Article VI of the Retirement Plan shall be responsible for the operation and administration of this Supplemental Plan and in the performance of such duties shall have the power to make, amend, interpret, and enforce all appropriate rules and regulations for the operation and administration of this Supplemental Plan. The Retirement Board shall interpret this Supplemental Plan and shall determine all questions that may arise in the operation and administration of this Supplemental Plan.

         4.2 Finality of Decisions of Retirement Board. The decisions or actions of the Retirement Board with respect to any question or matter arising out of or in connection with the operation and administration of this Supplemental Plan shall be final and conclusive upon all persons having any interest in this Supplemental Plan.





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                                   ARTICLE V

                     AMENDMENT, SUSPENSION, OR TERMINATION

         5.1 Right to Amend, Suspend, or Terminate. The Board of Directors may, in its sole discretion, amend, suspend, or terminate this Supplemental Plan at any time or from time to time, in whole or in part.

         5.2 Conditions to Amendment, Suspension, or Termination. Notwithstanding the provisions of Section 5.1, no amendment, suspension, or termination shall adversely affect (a) the Supplemental Benefit of any Member, or the Beneficiary, Contingent Beneficiary, or Spouse of any Member, who has retired prior thereto, or (b) the right of any Member then employed by the Corporation to receive upon retirement, or his Beneficiary, Contingent Beneficiary, or Spouse to receive upon his death, the Supplemental Benefit to which such person would have been entitled under this Supplemental Plan prior to its amendment, suspension, or termination.





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                                   ARTICLE VI

                     LIMITATIONS ON RIGHTS OF PARTICIPANTS


         6.1 Prohibition Against Assignment. No interest of a Member or any other person, and no Supplemental Benefit payable hereunder, may be commuted, sold, assigned, transferred, or otherwise conveyed, whether directly or by operation of law or legal process, and all such payments and rights thereto are expressly declared to be nonassignable and nontransferrable; and, in the event of any attempt of assignment or transfer, the Corporation shall have no further liability hereunder.

         6.2 Limitation on Rights. This Supplemental Plan shall not be deemed to constitute a contract between any Member and the Corporation or to be a consideration or an inducement for the employment of any Member by the Corporation. Nothing contained in this Supplemental Plan shall be deemed to give any Member the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Member at any time regardless of the effect which such discharge might have upon such Member in this Supplemental Plan.





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                                  ARTICLE VII

                                 MISCELLANEOUS


         7.1     Construction.

                 (a) This supplemental Plan shall be construed and enforced according to the laws of the Commonwealth of Kentucky, and all provisions hereunder shall be administered according to such laws thereof. it is intended that this Supplemental Plan be exempt from Title I of the Employee Retirement Income Security Act of 1974, as amended, under Section 4(b)(5) thereof, as an excess benefit plan which is unfunded, and any ambiguities in construction shall be resolved in favor of interpretations which will effectuate such intentions.

                 (b) Any words herein used in the masculine or neuter shall read and be construed in the feminine, masculine, or neuter where they would so apply, words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

         7.2 Titles and Headings. Titles of articles and headings of sections are inserted for convenience of reference only and, in the event of any conflict, the text of this Supplemental Plan, rather than such titles and headings, shall control.

         7.3 Effective Date. The effective date of this Supplemental Plan shall be October 1, 1976.

         IN WITNESS WHEREOF, the Corporation has, on the 15th day of August, 1977, caused this Supplemental Plan to be duly executed.


                                              TEXAS GAS TRANSMISSION CORPORATION


                                              By /s/ DENNIS HENDRIX
                                              Title  President





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